Exhibit 5.1

ADVOCATEN | AVOCATS

Euronav NV
De Gerlachekaai 20
2000 Antwerpen

Antwerp, Februari 14, 2018

Re: Euronav NV

Ladies and Gentlemen:

We have acted as Belgian counsel to Euronav NV, a company incorporated under the laws of the Kingdom of Belgium (the “Company”), in connection with the Company’s Registration Statement on Form F-4 as filed with the U.S. Securities and Exchange Commission on February 14, 2018, as thereafter amended or supplemented (the “Registration Statement”), with respect to the issuance of up to 60,815,764 ordinary shares of the Company, no par value (the “Ordinary Shares”). The Registration Statement relates to the merger of Euronav Ml Inc. (“Merger Sub”) with and into Gener8 Maritime, Inc. (“Gener8”), with Gener8 as the surviving corporation as a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the Agreement and Plan of Merger dated December 20, 2017, by and among the Company, Merger Sub, and Gener8 (the “Merger Agreement”), as described in the form of proxy statement/prospectus included in the Registration Statement (the “Proxy/Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Proxy/Prospectus included in the Registration Statement; the Merger Agreement, and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents, and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, including the Proxy/Prospectus, the Merger Agreement and such other documents, agreements and instruments.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Proxy/Prospectus to be executed in connection with the Merger have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the Merger comply in all respects with the terms, conditions and restrictions set forth in the Proxy/Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) all Ordinary Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the Kingdom of Belgium in respect of which we are opining).

Argo Law	T +32 (0)3 206 85 30	Kantoorrekening	Derdenrekening
City Link	F +32 (0)3 206 85 55	IBAN BE82 0016 9734 1968	IBAN BE36 0017 0272 6781
Posthofbrug 12 / 5 - 2600 Antwerpen	E info@argo-law.be	BIC GEBABEBB	BIC GEBABEBB
www.argo-law.be	BTW BE0533.993.314

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinions that under the laws of the Kingdom of Belgium, the Ordinary Shares have been duly authorized and when issued, sold and paid for in the manner contemplated by the Proxy/Prospectus and in accordance with the terms and conditions set forth in the Merger Agreement, the Ordinary Shares will be validly issued, fully paid for and non-assessable.

This opinion is limited to the law of the Kingdom of Belgium as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Proxy/Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Nico Goossens
For and on behalf of Argo Law cvba
Nico Goossens